Contact:	Barbara B. Lucas Senior Vice President Public Affairs 410-716-2980 Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979

FOR IMMEDIATE RELEASE: Tuesday, July 26, 2005

Subject:	Black & Decker Reports a 25% Increase in Earnings Per Share From Continuing Operations to a Record $1.88 and a Record $1.7 Billion Sales for Second Quarter 2005; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the second quarter of 2005 were $154.0 million or $1.88 per diluted share, versus $121.8 million or $1.50 per diluted share in the second quarter of 2004. Diluted earnings per share from continuing operations increased 25%, marking the thirteenth consecutive quarter of growth at or above 18%.

        Sales from continuing operations increased 31% for the quarter to a record $1.7 billion. Sales of existing businesses increased 11% in the quarter, including a positive impact of 3% from foreign currency translation. The Porter-Cable and Delta Tools Group acquisition contributed 20% to sales for the quarter.

        Free cash flow was $118 million year-to-date, versus $123 million for the first six months of 2004. The Corporation repurchased approximately 0.5 million shares of its common stock during the quarter.

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        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Outstanding organic sales and margin growth in the Power Tools and Accessories segment drove our excellent results this quarter. Sales were also very strong in the Price Pfister and Kwikset divisions, helping Black & Decker post 8% organic sales growth after outstanding growth in the second quarter of 2004. This growth, combined with higher operating margin in existing businesses and a solid contribution from the acquired tools business, enabled us to exceed expectations and extend our track record of operating improvement.

        “Sales in the Power Tools and Accessories segment increased 35% for the quarter, including 7% in existing businesses. The U.S. DEWALT business grew sales at a double-digit rate for the sixth time in the last seven quarters, reflecting outstanding sell-through of cordless products and other construction tools. The U.S. Black & Decker consumer business posted a slight increase in sales, reflecting growth in lawn and garden and home products, against a very strong quarter last year. Despite economic weakness in the region, European sales grew for the fifth consecutive quarter, increasing at a low single-digit rate.

        “Operating margin improved for the Power Tools and Accessories segment to 14.4%, with an increase in Europe and sales volume leverage offsetting higher raw material prices and the addition of the lower-margin acquired business. Sales and incremental earnings from the acquired business were in line with our expectations and contributed to a 37% increase in operating profits for the segment.

        “Sales in the Hardware and Home Improvement segment increased 16% for the quarter. Sales of Price Pfister® plumbing products increased more than 30%, largely due to the continued sell-in of new listings at a key retailer. The lockset business grew sales at a double-digit rate, led by strong growth in the Kwikset® line. Operating margin increased sequentially to 14.1%, but decreased from the high level posted in the second quarter of 2004 because of raw material inflation, integration costs and other non-recurring expenses.

        “Sales in the Fastening and Assembly Systems segment increased 4% for the quarter. Automotive division sales drove the increase, as increased penetration on automotive platforms and strong equipment orders outweighed production decreases by key customers. Operating margin in this segment decreased to 13.4%, reflecting higher raw material costs and unfavorable mix.

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        “For the second half of 2005, we continue to expect sales growth in the mid-single-digit range, excluding currency translation and acquisitions. Including these factors, we expect a full-year sales growth rate above 20%. In the third quarter, operating margin should be similar to the 2004 level, and, in the fourth quarter, should increase over the prior-year level as we pass the first anniversary of the tools acquisition. Due to our better-than-expected earnings in the second quarter, we expect diluted earnings per share from continuing operations in the range of $6.70-to-$6.80 for the full year, excluding the favorable impact of an insurance settlement in the first quarter. For the third quarter, we expect to extend our string of 18% or greater EPS growth, with diluted earnings per share from continuing operations in the range of $1.62-to-$1.67. We continue to expect that we will convert at least 90% of full-year net earnings to free cash flow.

        “Black & Decker had another great quarter, and we remain confident that our momentum is sustainable. We have established a track record of improving our businesses and meeting competitive challenges, and expect to extend our outstanding growth trend. We continue to generate significant free cash flow, and plan to create additional value for shareholders through compelling bolt-on acquisitions, share repurchases, and a competitive dividend. Our strategy is working, and we will focus on executing that strategy to deliver superior returns to our investors.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.28 per share of the Corporation’s outstanding common stock payable September 30, 2005, to stockholders of record at the close of business on September 16, 2005.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss second-quarter results and the outlook for the remainder of 2005. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

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        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Forward-Looking Statements” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	July 3, 2005		June 27, 2004

SALES	$1,698.	8	$1,297.	6
Cost of goods sold	1,099.	3	810.	0
Selling, general, and administrative expenses	377.	4	316.	0

OPERATING INCOME	222.	1	171.	6
Interest expense (net of interest income)	9.	8	4.	5
Other expense	1.	3	.	2

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	211.	0	166.	9
Income taxes	57.	0	45.	1

NET EARNINGS FROM CONTINUING OPERATIONS	154.	0	121.	8
Earnings (loss) of discontinued operations (net of income taxes)	–		(0.	2)

NET EARNINGS	$154.	0	$121.	6

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.9	3	$1.5	3
Discontinued operations	–		–

NET EARNINGS PER COMMON SHARE - BASIC	$1.9	3	$1.5	3

Shares Used in Computing Basic Earnings Per Share (in Millions)	79.	8	79.	4

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.8	8	$1.5	0
Discontinued operations	–		–

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.8	8	$1.5	0

Shares Used in Computing Diluted Earnings Per Share (in Millions)	82.	0	80.	9

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Six Months Ended

	July 3, 2005		June 27, 2004

SALES	$3,218.	1	$2,390.	5
Cost of goods sold	2,083.	1	1,500.	1
Selling, general, and administrative expenses	748.	6	611.	1

OPERATING INCOME	386.	4	279.	3
Interest expense (net of interest income)	19.	0	9.	7
Other (income) expense	(52.	2)	1.	0

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	419.	6	268.	6
Income taxes	117.	7	72.	5

NET EARNINGS FROM CONTINUING OPERATIONS	301.	9	196.	1

DISCONTINUED OPERATIONS (NET OF INCOME TAXES):
Earnings of discontinued operations	.	8	.	4
Gain on sale of discontinued operations (net of impairment
charge of $24.4)	–		11.	7

NET EARNINGS FROM DISCONTINUED OPERATIONS	.	8	12.	1

NET EARNINGS	$302.	7	$208.	2

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$3.7	7	$2.4	9
Discontinued operations	.0	1	.1	5

NET EARNINGS PER COMMON SHARE - BASIC	$3.7	8	$2.6	4

Shares Used in Computing Basic Earnings Per Share (in Millions)	80.	1	78.	9

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$3.6	7	$2.4	4
Discontinued operations	.0	1	.1	5

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$3.6	8	$2.5	9

Shares Used in Computing Diluted Earnings Per Share (in Millions)	82.	3	80.	2

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	July 3, 2005	December 31, 2004

ASSETS
Cash and cash equivalents	$367.1	$514.4
Trade receivables	1,214.1	1,046.6
Inventories	1,116.2	981.8
Current assets of discontinued operations	64.6	70.8
Other current assets	284.4	313.6

TOTAL CURRENT ASSETS	3,046.4	2,927.2

PROPERTY, PLANT, AND EQUIPMENT	712.2	754.6
GOODWILL	1,167.1	1,184.0
OTHER ASSETS	656.3	665.0

	$5,582.0	$5,530.8

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$4.1	$1.1
Current maturities of long-term debt	156.6	.5
Trade accounts payable	571.8	466.9
Current liabilities of discontinued operations	29.3	29.9
Other current liabilities	1,178.7	1,294.2

TOTAL CURRENT LIABILITIES	1,940.5	1,792.6

LONG-TERM DEBT	1,044.7	1,200.6
DEFERRED INCOME TAXES	168.3	171.1
POSTRETIREMENT BENEFITS	422.6	423.4
OTHER LONG-TERM LIABILITIES	380.6	384.4
STOCKHOLDERS' EQUITY	1,625.3	1,558.7

	$5,582.0	$5,530.8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended July 3, 2005	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,227.5	$275.4	$167.3	$1,670.2	$28.6	$–	$1,698.8
Segment profit (loss) (for Consoli-
dated, operating income)	176.3	38.9	22.4	237.6	4.3	(19.8)	222.1
Depreciation and amortization	26.2	6.0	4.6	36.8	.7	.2	37.7
Capital expenditures	21.2	3.2	3.2	27.6	.5	.1	28.2

Three Months Ended June 27, 2004

Sales to unaffiliated customers	$908.6	$236.9	$160.4	$1,305.9	$(8.3)	$–	$1,297.6
Segment profit (loss) (for Consoli-
dated, operating income)	128.5	41.8	23.4	193.7	(1.0)	(21.1)	171.6
Depreciation and amortization	20.1	7.6	4.4	32.1	(.2)	2.2	34.1
Capital expenditures	17.2	5.4	2.4	25.0	(.1)	.4	25.3

Six Months Ended July 3, 2005

Sales to unaffiliated customers	$2,306.3	$516.0	$333.3	$3,155.6	$62.5	$–	$3,218.1
Segment profit (loss) (for Consoli-
dated, operating income)	308.3	68.4	46.5	423.2	8.8	(45.6)	386.4
Depreciation and amortization	51.3	12.3	9.3	72.9	1.5	2.0	76.4
Capital expenditures	39.0	8.6	5.7	53.3	1.2	.3	54.8

Six Months Ended June 27, 2004

Sales to unaffiliated customers	$1,625.5	$458.1	$306.2	$2,389.8	$.7	$–	$2,390.5
Segment profit (loss) (for Consoli-
dated, operating income)	204.5	73.7	43.2	321.4	.3	(42.4)	279.3
Depreciation and amortization	40.2	15.2	8.8	64.2	–	5.0	69.2
Capital expenditures	32.1	8.3	4.7	45.1	–	.6	45.7

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Six Months Ended

	July 3, 2005	June 27, 2004	July 3, 2005	June 27, 2004

Segment profit for total reportable business segments	$237.6	$193.7	$423.2	$321.4
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	4.3	(1.0)	8.8	.3
Depreciation of Corporate property	(.2)	(.3)	(.4)	(.7)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(3.8)	.2	(7.7)	.3
Other adjustments booked in consolidation directly
related to reportable business segments	(0.8)	(3.4)	(1.6)	(5.5)
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(15.0)	(17.6)	(35.9)	(36.5)

Operating income	222.1	171.6	386.4	279.3
Interest expense, net of interest income	9.8	4.5	19.0	9.7
Other expense (income)	1.3	.2	(52.2)	1.0

Earnings from continuing operations before income taxes	$211.0	$166.9	$419.6	$268.6

BASIS OF PRESENTATION:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On October 2, 2004, the Corporation acquired the Porter-Cable and Delta Tools Group from Pentair, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In January 2004, the Corporation sold two components of its European security hardware business. The divested businesses and the remaining portion that is currently held for sale are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2005. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow for the six months ended July 3, 2005 and June 27, 2004:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the six months ended July 3, 2005 and June 27, 2004, follows (dollars in millions):

	Six Months Ended
	July 3, 2005	June 27, 2004

Cash flow from operating activities	$162.4	$154.2
Capital expenditures	(55.0)	(46.4)
Proceeds from disposals of assets	10.9	15.4

Free cash flow	$118.3	$123.2

Capital expenditures and proceeds from the disposal of assets include amounts associated with discontinued operations.

Organic sales growth:

        This press release includes a statement that the Corporation’s organic sales growth was 8% during the three months ended July 3, 2005. Organic sales growth excludes sales of acquired businesses and the effects of foreign currency translation, and is determined by deducting the 20% and 3% increases in sales from acquired businesses and foreign currency translation, respectively, from the 31% total increase in sales during the three-month period ended July 3, 2005.

Diluted earnings per share from continuing operations for the full year 2005:

        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share from continuing operations would range from $6.70 to $6.80 for the full year, excluding the impact of the insurance settlement. The aforementioned range excludes the effect of a favorable $55 million pre-tax ($35.8 million after-tax) insurance settlement. Management’s expectation is that the Corporation’s diluted earnings per share from continuing operations would range from $7.13 to $7.23 for the full year, including the impact of the insurance settlement.